As filed with the Securities and Exchange Commission on June 11, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOIS INC.
(Exact name of registrant as specified in its charter)

Florida	95-4855709
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

951 Yamato Road, Suite 201, Boca Raton	33431
(Address of Principal Executive Offices)	(Zip Code)

2009 Equity Compensation Plan
(Full title of the plan)

Mr. Gary Schultheis President VOIS Inc. 951 Yamato Road, Suite 201 Boca Raton, FL 33431
(Name and address of agent for service)

(561) 998-3882
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001 per share (1)(2)(3)	3,302,500	$0.35	$1,155,875	$64.50
Common stock, par value $0.001 per share (2)(4)	242,500	$0.40	97,000	5.41
Common stock, par value $0.001 per share (2)(5)	242,500	$0.45	109,125	6.09
Common stock, par value $0.001 per share (2)(6)	242,500	$0.50	121,250	6.77
Common stock, par value $0.001 per share (2)(7)	242,500	$0.55	133,375	7.44
Common stock, par value $0.001 per share (2)(8)	242,500	$0.60	145,500	8.12
Common stock, par value $0.001 per share (2)(9)	242,500	$0.65	157,625	8.80
Common stock, par value $0.001 per share (2)(10)	242,500	$0.70	169,750	9.47
Totals	5,000,000		$2,089,500	$116.60

(1)           Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the bid and asked price of the common stock as reported on the OTC Bulletin Board on June 9, 2009.

(2)           To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the options granted under the 2009 Equity Compensation Plan in the event of stock splits, stock dividends or similar transactions.

(3)           Includes 242,500 shares of common stock underlying outstanding options under the 2009 Equity Compensation Plan with an exercise price of $0.35 per share and 3,060,000 shares of common stock reserved for future issuance pursuant to the 2009 Equity Compensation Plan.

(4)           Represents shares of common stock underlying outstanding options under the 2009 Equity Compensation Plan with an exercise price of $0.40 per share.

(5)           Represents shares of common stock underlying outstanding options under the 2009 Equity Compensation Plan with an exercise price of $0.45 per share.

(6)           Represents shares of common stock underlying outstanding options under the 2009 Equity Compensation Plan with an exercise price of $0.50 per share.

(7)           Represents shares of common stock underlying outstanding options under the 2009 Equity Compensation Plan with an exercise price of $0.55 per share.

(8)           Represents shares of common stock underlying outstanding options under the 2009 Equity Compensation Plan with an exercise price of $0.60 per share.

(9)           Represents shares of common stock underlying outstanding options under the 2009 Equity Compensation Plan with an exercise price of $0.65 per share.

(10)         Represents shares of common stock underlying outstanding options under the 2009 Equity Compensation Plan with an exercise price of $0.70 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement relates to separate prospectuses.

Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to issuances to our employees, directors, consultants and others of up to 5,000,000 shares of common stock pursuant to our 2009 Equity Compensation Plan.  Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to plan participants any required information as specified by Rule 428(b)(1).  The second prospectus, referred to as the reoffer prospectus, relates to the reoffer or resale of any shares that are deemed to be control securities or restricted securities under the Securities Act of 1933, as amended.

PROSPECTUS

Item 1.	Plan Information.

We established the 2009 Equity Compensation Plan effective April 17, 2009 covering 5,000,000 shares of our common stock to permit us to offer to our employees, officers, directors and consultants whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in VOIS Inc.  The issuance of grants under the plan will be made to persons who are closely related to us and who provide bona fide services to us in connection with our business which are not in connection with the offer of sale of our securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our securities.  Grants of options or shares may be awarded under the plan pursuant to individually negotiated compensation contracts or as determined and/or approved by our Board of Directors.  The eligible participants include our directors, officers, employees and non-employee consultants and advisors.  There is no limit as to the number of securities that may be awarded under the 2009 Equity Compensation Plan to a single participant.

The 2009 Equity Compensation Plan does not require restrictions on the transferability of securities issued thereunder.  However, such securities may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate.  The 2009 Equity Compensation Plan is not subject to the Employee Retirement Income Securities Act of 1974.  Restricted shares awarded under the 2009 Equity Compensation Plan are intended to be fully taxable to the recipient as earned income.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this registration statement.  These documents are incorporated by reference in the Section 10(a) prospectus.  We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b).  Any and all such requests shall be directed to VOIS Inc. at our principal office at 951 Yamato Road, Suite 201, Boca Raton, Florida  33431, telephone number (561) 988-3882.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

2

No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us.  Neither the delivery of this prospectus nor any distribution of the shares of common stock issuable under the terms of the 2009 Equity Compensation Plan shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

Our principal offices are located at. 951 Yamato Road, Suite 201, Boca Raton, Florida  33431, and our telephone number at that location is (561) 988-3882.  Our fiscal year end is September 30.  Information which appears on our web site at www.VOIS.com is not part of this prospectus.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

3

REOFFER PROSPECTUS

VOIS INC.

5,000,000 Shares of Common Stock

This prospectus forms a part of a registration statement, which registers an aggregate of 5,000,000 shares of common stock issued or issuable from time-to-time under the VOIS Inc. 2009 Equity Compensation Plan.

This prospectus also covers the resale of shares granted under the 2009 Equity Compensation Plan by persons who are our "affiliates" within the meaning of federal securities laws.  Affiliated selling security holders may sell all or a portion of the shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices, but which may not exceed 1% of our outstanding common stock.

We will not receive any proceeds from sales of shares by selling security holders.

For a description of the plan of distribution of these shares, please see page 26 of this prospectus.

Our common stock, which is thinly traded, is quoted on the OTC Bulletin Board.  On May 28, 2009 the last sale price of our common stock was $0.35.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus to read about the risks of investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2009.

When used herein, the terms “VOIS,” "we," "our," and "us" refers to VOIS Inc., a Florida corporation.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission (SEC).  Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov.  You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated herein by reference and made a part hereof:

•	Annual Report on Form 10-K for the year ended September 30, 2008,
•	Current Report on Form 8-K as filed on December 23, 2008,
•	Quarterly Report on Form 10-Q for the period ended December 31, 2008,
•	Current Report on Form 8-K as filed on March 24, 2009,
•	Current Report on Form 8-K as filed on April 23, 2009, and
•	Quarterly Report on Form 10-Q for the period ended March 31, 2009.

In addition, all reports and documents filed by us pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents.  Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Written requests for such copies should be directed to Corporate Secretary, VOIS Inc., 951 Yamato Road, Suite 201, Boca Raton, Florida  33431, telephone number (561) 988-3882.

OUR COMPANY

We are a social commerce website where people can easily find and do business with buyers and sellers of on-demand work or manufacturing around the world. We make doing business simple, using our online social networking platform. This innovative platform works to liberate individuals and businesses by allowing work and manufacturing opportunities to become globally borderless.  With VOIS, business can be done anywhere, anytime removing other boundaries such as location, socio-economic status, pedigree, race, age, gender or qualification.

We are a development stage company. During fiscal 2008 and continuing into the first half of fiscal 2009 we completed certain technology milestones which were necessary to the full launch of our business, including our new User Interface Design, Usability Testing and Site Evaluation. We believe that designing an effective User Interface Design, which determines how easily users can complete their tasks and accomplish their goals, is critical to product success. Usability Testing puts a prototype or application in the hands of potential users in order to gain their direct feedback on how a design can be improved and Site Evaluation identifies where a site succeeds and how it can be improved. In December 2008, as a result of these efforts, we soft launched the new social sourcing version of VOIS and in February 2009 we launched the Alpha version of the website.  We are incorporating a “freemium” component in our revenue model.  "Freemium" is a term used to describe a free version supported by a paid premium version.  This model uses free as a form of marketing to put the product in the hands of the maximum number of people, converting just a small fraction to paying customers. We are currently utilizing the freemium services as a way to build our user base while the Alpha version of the website is active.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

RISKS RELATED TO OUR COMPANY

We have only a limited operating history and minimal revenues, have not operated profitably since inception, and there are no assurances we will ever generate revenues or profits in the future.

Our operations have never been profitable, and it is expected that we will continue to incur operating losses in the future.  In fiscal 2007, we commenced our current operations and since then we have reported only nominal revenues.  We have reported minimal revenues since inception.  For fiscal 2008 each of our loss from continuing operations and net loss was $4,234,477.  During fiscal 2008 cash used in operations was approximately $880,000, and at September 30, 2008 we had a working capital deficit of $559,806 and an accumulated deficit of $11,689,447.  For the six months ended March 31, 2009, we reported a net loss of $405,657 and cash used in operations of $242,404.  At March 31, 2009 we had a working capital deficit of $30,687 and an accumulated deficit during the development stage of $12,095,104.  There is no assurance that we will be able to fully implement our business model, generate any meaningful revenues or operate profitably in the future. Our failure to generate substantial revenues and achieve profitable operations in future periods will adversely affect our ability to continue as a going concern.  If we should be unable to continue as a going concern, you could lose all of your investment in our company.

If the markets for our services do not develop, our future results of operations will be adversely affected and we may discontinue our operations.

We cannot guarantee that there will be any demand for services, or that if established that any demand will be sustainable or that we will ever effectively compete in our market segment. If we are unable to generate any significant revenues from our services our business, operating results, and financial condition in future periods will be materially and adversely affected and we may not be able to continue our business as presently operated.

We will need additional financing which we may not be able to obtain on acceptable terms.  If we cannot raise additional capital as needed, our ability to execute our business plan and grow our company will be in jeopardy.

Capital is needed not only to fund our ongoing operations and to pay our existing obligations, but capital is also necessary for the effective implementation of our business plan.  Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses.  On March 31, 2009, we had cash on hand of $319,779 which we believe will be sufficient to fund our existing operating expenses for approximately the next 12 months.  However, we need to raise significant additional capital to fund the future growth of our company, including continued investment in growing our user base and our development of new media campaigns as well as product development.  This offering seeks to raise a portion of the capital we will need.  While we anticipate that growth in advertising and marketing would consume the majority of the additional capital raised, with marketing expenditures focused towards internet marketing, domestic and international television, radio advertising campaigns or focused print campaigns, the use of the proceeds of this offering are for general working capital which may be spent on any of these items in our discretion.  We do not have any firm commitments to provide capital and we anticipate that we will have certain difficulties raising capital given the development stage of our company and the current uncertainties in the capital markets.  Accordingly, we cannot assure you that additional working capital will be available to us upon terms acceptable to us.  If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations.  In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in our company.

Our auditors have raised substantial doubts about our ability to continue as a going concern.

The report of our independent registered public accounting firm on our financial statements at September 30, 2008 and for the year then ended raises substantial doubts about our ability to continue as a going concern based upon our losses since inception and shareholders’ deficiency.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. As described above, while we believe our current working capital is sufficient to sustain our current operations for approximately 12 months, we will need to raise additional working capital for marketing expenses as well as product development in order to continue to implement our business model.  If our estimates as to the sufficiency of these funds is incorrect, in addition to raising capital to fund the continued implementation of our business model we will also need to raise funds to pay our operating expenses.  If such funds are not available to us as needed, we may be forced to curtail our growth plans and our ability to grow our company will be in jeopardy.  In such event, we may not be able to continue as a going concern.

We face increasing competition that could result in a loss of users and reduced revenues or decreased profits.

The market for our services is competitive, and we expect competition to significantly increase in the future.  As a result of the growth of the social networking market, in addition to the existing competitors we anticipate that a number of additional companies will attempt to enter our market, either directly or indirectly, some of which may become significant competitors in the future. In addition, many existing social networking services are broadening their offerings to become more competitive.  As we broaden our services and evolve into a service used for meeting new people with similar interests or affiliations, we may compete with the increasing number of social networking websites for special niches and areas of interest.  The vast majority of our competitors have longer operating histories, greater name and brand recognition, larger customer bases, significantly greater financial, technical, sales and marketing resources, and engage in more extensive research and development than we do.  If our competitors are more successful than we are in attracting users, our ability to attain a large and growing user base will be adversely affected.  If our competitors provide similar services for free, we may not be able to charge for any of our services.  Competition could have a material adverse affect on our subscription revenues from social networking services, as well as on advertising revenues from our social networking and loyalty marketing services.  As a result of the highly competitive market in which we seek to operate and our limited resources, we may never become competitive and our ability to substantially grow our revenues in future periods is not assured.

Historically we have engaged in a number of related party transactions and our Board is not controlled by independent directors.

From time to time we have engaged in a number of material related party transactions with companies owned or controlled by our executive officers and directors, including the purchase of assets, payment of expenses on behalf of these entities and the sale of securities to these entities.  These affiliated transactions may from time to time result in a conflict of interest for our management.  Because these transactions are not subject to the approval of our shareholders and these executive officers comprise a majority of our Board of Directors, investors in our company are wholly reliant upon the judgment of our management in these related party transactions.

We have approximately $145,000 principal amount in debt which we have not repaid and which is in default.  We have sued the note holders who are former directors of our company as a result of their conduct in the issuance of these notes.

At March 31, 2009 we owed an aggregate of $145,000 principal amount under the terms of unsecured promissory notes which were due between June 2004 and December 2004, together with accrued but unpaid interest of approximately $111,453. The outstanding notes due to Messrs. Edward Spindel and Michael Spindel, which were issued at the time they were members of our Board of Directors, remain past due.  Messrs. Edward Spindel and Michael Spindel elected not to participate with the holders of other promissory notes, including our executive officers, in the exchange of those notes for equity which occurred during January 2008 as described elsewhere herein. In April 2008 we filed a complaint against Messrs. Edward Spindel and Michael Spindel alleges in part that during 2002 and 2003 while our company, which at that time known as Medstrong International, was under significant financial distress the defendants caused the company to issue demand promissory notes charging excessive and/or usurious interest rates with the knowledge that the company would be unable to repay the notes upon any demand.  While this litigation is pending, if one or both of the note holders should obtain a judgment against us for the amounts owed, we would be required to expend corporate assets which are otherwise necessary for the continued implementation of our business plan which could adversely impact our ability to generate profitable operations.

Because our operating history is limited and the revenue and income potential of our business and markets are unproven, we cannot predict whether we will meet internal or external expectations of future performance.

We believe that our future success depends on our ability to develop revenue from our operations, of which we have a very limited history.  Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies with a limited operating history.  These risks include our ability to:

•	attract a large audience to our community;
•	increase awareness of our brand and attempt to build member loyalty;
•	attract buyers and sellers;
•	maintain and develop new, strategic relationships;
•	derive revenue from our members from premium based services; and
•	respond effectively to competitive pressures and address the effects of strategic relationships or corporate combinations among our competitors.

Our future success and our ability to generate revenues depend on our ability to successfully deal with these risks, expenses and difficulties.  Our management has no experience in operating a company such as ours.  There are no assurances we will be able to successfully overcome any of these risks.

We intend to rely on fees as a significant part of our future revenue.  The market is subject to many uncertainties, and we may never generate any significant revenues from fees.

Initially, our revenue model was an advertising based model.  In the first quarter of fiscal 2009 in connection with the launch of our new website we changed our revenue model to a primarily fee based revenue model. Through March 31, 2009 we have not generated any revenues from a fee based model.  Our ability to generate revenue will depend on a number of factors, many of which are beyond our control, including but not limited to:

•	the development and retention of a large base of members;
•	the attractiveness of product and service offerings to prospective buyers and sellers;
•	increased competition; and
•	U.S. and global economic conditions.

If we are unable to generate significant revenues from the fees, our business model may not succeed.  In that event, we could be forced to cease our operations and you could lose your entire investment in our company.

We could be subjected to claims and incur compliance costs related to improper conduct by users.

We operate a website that facilitates social interaction among users, which can facilitate unlawful behavior by these users.  The terms of use of our websites will prohibit a broad range of unlawful or undesirable conduct.  While we have put in place a variety of measures to enforce these terms of use, the nature of online social interaction poses enforcement challenges.  We may be unable to block access in all instances to users who are determined to gain access to our sites for improper motives.  Although we do not believe that current law subjects us to liability for the activities of such users, this area of law is unsettled.  Claims may be threatened or brought against us using various legal theories based on the nature and content of information that may be posted online or generated by our users. Investigating and defending any of these types of claims could be expensive, even to the extent that the claims do not ultimately result in liability.

Our common stock and certain of our warrants are currently quoted on the OTC Bulletin Board, but trading in the securities is limited, and trading in these securities is, or could be, subject to the penny stock rules.

Currently, our common stock and certain of our warrants are quoted on the OTC Bulletin Board.  The market for these securities is extremely limited and there are no assurances an active market for either security will ever develop.  Additionally, securities which trade at less than $5.00 per share, such as our securities, are considered a “penny stock,” and subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements would severely limit the liquidity of our securities in the secondary market because few broker or dealers are likely to undertake these compliance activities.

Provisions of our Articles of Incorporation and Bylaws may delay or prevent a take-over which may not be in the best interests of our shareholders.

Provisions of our Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt.  In addition, certain provisions of the Florida Business Corporations Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

Further, our Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion.  Our Board of Directors may, without shareholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

The exercise of options granted under the 2009 Equity Compensation Plan will be dilutive to existing shareholders.

Of the 5,000,000 shares of our common stock which we have reserved for possible issuance pursuant to the 2009 Equity Compensation Plan, to date we have granted options to purchase 1,940,000 shares of our common stock at exercise prices ranging from $0.35 per share to $0.70 per share, which includes options to purchase an aggregate of 1,200,000 shares of common stock which have been granted to our executive officers and directors.  While the exercise price of these options exceeded the fair market value of our common stock on the date of grant, should the market price of our common stock increase, of which there is no assurance, it could be expected that the option holders will exercise these options at a time of rising stock price which will be dilutive to our existing shareholders.

This prospectus permits selling security holders who are our affiliates to resell their shares.  If they do so, the market price for our shares may fall and purchasers of our shares may be unable to resell them.

This prospectus includes shares being offered by affiliates.  To the extent that these shares are sold into the market for our shares, there may be an oversupply of shares and an undersupply of purchasers.  If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to, our ability to implement our business plan and generate revenues, access to sufficient capital to fund our operations, economic, political and market conditions and fluctuations, government and industry regulation, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors."  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares by the selling security holders.

VOIS INC.
2009 EQUITY COMPENSATION PLAN
Introduction

The following descriptions summarize certain provisions of our 2009 Equity Compensation Plan (the “2009 Plan”).  This summary is not complete and is qualified by reference to the full text of the plan, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  Each person receiving a plan option or stock award under the 2009 Plan should read the plan in its entirety.

On April 17, 2009, our Board of Directors authorized the 2009 Plan.  Our Board of Directors adopted the 2009 Plan to permit us to offer to our employees, officers, directors and consultants whose past, present and/or potential contributions to our company have been, are or likely to be, important to our success an opportunity to acquire a proprietary interest in VOIS.  We believe that the types of long-term incentive awards that may be provided under the 2009 Plan will enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our businesses.

The 2009 Plan authorizes the grant of:

•	options which quality as “incentive stock options” (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”);
•	options which do not qualify as ISOs (“non-qualified options” or “NSOs”);
•	awards of our common stock;
•	stock appreciation rights;
•	grants of restricted stock; and
•	other stock-based awards, subject to limitations under applicable law.

The issuance of grants under the 2009 Plan will be made to persons who are closely related to us and who provide bona fide services to us in connection with our business.  Under Federal securities laws, these services cannot be in connection with the offer of sale of our securities in a capital raising transaction nor directly or indirectly promote or maintain a market for our securities.  We have currently reserved 5,000,000 of our authorized but unissued shares of common stock for issuance under the 2009 Plan.  On April 24, 2009, the Board of Directors granted 1,940,000 stock options under the 2009 Plan.  The options were granted to directors, officers, employees and consultants.  The options granted vest over a two year period from grant date, are exercisable for three years from vesting and an exercisable at prices ranging from $0.35 to $0.70 per share.  This prospectus covers the resale of the shares of common stock underlying those options.

The 2009 Plan is administered by our Board of Directors or an underlying committee (the "Committee"). The Board of Directors or the Committee determines from time to time to whom stock grants or plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the 2009 Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or Committee.

The stock rights granted under the 2009 Plan will be authorized, but unissued shares of our common stock or shares of common stock reacquired by us in any manner.  If any stock rights granted under the 2009 Plan should expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares of common stock subject to such stock rights will again be available for grants of stock rights under the 2009 Plan.  The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.  Unless the 2009 Plan is approved by our shareholders by April 17, 2010, no incentive stock options may be granted and all incentive stock options that may have been previously granted shall automatically be converted into non-qualified options.

The exercise price per share for each NSO granted, and the purchase price per share of stock granted in any award or authorized as a purchase, cannot be less than minimum legal consideration required therefore under the laws of any jurisdiction in which we or our successors in interest may be organized.  The exercise price per share for each ISO granted cannot be less than the fair market value per share of common stock on the date of such grant.  In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of our company, the price per share cannot be less than 110% of the fair market value per share of common stock on the date of grant.

The shares of common stock which a recipient of an authorization to make a purchase may be subject to specified restrictions, to be determined by the Board, and may include the requirement of continued employment with our company or a subsidiary or achievement of certain performance objectives, among other conditions.  Awards of the common stock may be made to a recipient as a bonus or as additional compensation, as determined by the Board of Directors.

In the event of any stock split of our outstanding common stock, the Board of Directors in its discretion may elect to maintain the stated amount of shares reserved under the 2009 Plan without giving effect to such stock split.  The 2009 Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to unexercised options and in the purchase price per share under such options.  Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options.  In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the 2009 Plan will terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant will have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor.  Payment for the exercise price of the plan option can be in cash, check, certified or bank cashier's check, promissory note secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee; provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit us.

All plan options are non-assignable and non-transferable except by will or by the laws of descent and distribution and during the lifetime of the optionee may be exercised only by such optionee.  If an optionee dies while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.  In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier.

If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.  If an optionee's employment shall terminate for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate.  If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment.

The Board of Directors or Committee may amend, suspend or terminate the 2009 Plan at any time; however, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the plan.  In addition, no amendment may be made to the 2009 Plan which has the effect of increasing the aggregate number of shares subject to this plan (except for adjustments due to changes in our capitalization) or changing the definition of "Eligible Person" under the plan unless and until approved by our shareholders, if required, in the same manner as approval of the 2009 Plan.  Any such termination of the 2009 Plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless the 2009 Plan shall theretofore have been suspended or terminated by the Board of Directors, the plan will terminate on April 17, 2019.

Federal Income Tax Effects

The following discussion applies to the 2009 Plan and is based on federal income tax laws and regulations in effect on December 31, 2008.  It does not purport to be a complete description of the federal income tax consequences of the 2009 Plan, nor does it describe the consequences of state, local or foreign tax laws, which may be applicable. Accordingly, any person receiving a grant under the 2009 Plan should consult with his own tax adviser.

The 2009 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

An employee granted an incentive stock option does not recognize taxable income either at the date of grant or at the date of its timely exercise.  However, the excess of the fair market value of common stock received upon exercise of the incentive stock option over the exercise price is an item of tax preference under Section 57(a)(3) of the Internal Revenue Code and may be subject to the alternative minimum tax imposed by Section 55 of the code.  Upon disposition of stock acquired on exercise of an incentive stock option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise.  If the incentive option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive stock option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition.  Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held.  In the event of a Disqualifying Disposition, the incentive stock option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported).  We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition.

If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive stock option tax treatment of the exercise.  No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares.  The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option statutory holding period requirements.  Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period, which commences as of the date the common stock, is issued to the employee upon exercise of the incentive option.  If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

In respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise.  However, if the holder of non-qualified options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period.  Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise.  The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

In connection with the issuance of stock grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture."  A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied.  Stock grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the shareholder to suit under that section.  The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the stock grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the stock grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the stock grant received once the conditions to receipt of the stock grant are satisfied.

Restrictions Under Securities Laws

The sale of all shares issued under the 2009 Plan must be made in compliance with federal and state securities laws.  Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption.  Our officers, directors and 10% and greater shareholders may also become subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

SELLING SECURITY HOLDERS

The information under this heading relates to resales of shares covered by this prospectus by persons who are our "affiliates" as that term is defined under federal securities laws.  These persons will be members of our Board of Directors and/or officers of our company.  Shares issued pursuant to this prospectus to our affiliates are "control" shares under federal securities laws.

At June 10, 2009 there were 8,285,032 shares of our common stock issued and outstanding.  The following table sets forth:

•	the name of each affiliated selling security holder,
•	the amount of common stock owned beneficially, directly or indirectly, by each affiliated selling security holder,
•	the maximum amount of shares to be offered by the affiliated selling security holders pursuant to this prospectus, and
•	the amount of common stock to be owned by each affiliated selling security holder following sale of the shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right.  The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon our books and records and the information provided by our transfer agent.

We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table.  Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby.  We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the shares owned by them, which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

Persons who receive stock grants under the 2009 Plan and are deemed affiliates, may affect sales of shares of common stock covered hereby not in excess of 1% of our outstanding common stock in any three-month period.

Grants may be made to affiliates in the future which we are not able to identify at this time.  Before any of our affiliates sell any of his shares received under the 2009 Plan, we will supplement this prospectus with the required information regarding the names of the persons selling, the total number of shares owned by these persons and the number of shares proposed to be sold under this prospectus.

Name of selling security holder	Number of shares owned	% owned before offering	Shares to be offered	Shares to be owned after offering	% owned after offering

Gary Schultheis [1]	3,535,806	40.0%	500,000	3,473,306	37.4%
Herbert Tabin [2]	3,537,639	40.0%	500,000	3,475,139	37.4%
Robert Cohen [3]	384,751	4.4%	200,000	359,751	4.1%

1           Mr. Schultheis is a member of our Board of Directors and our Chairman, CEO and President.  The number of shares beneficially owned by Mr. Schultheis includes:

•	1,200,000 shares owned by Mountain View Capital Partners, Inc., a company owned by Mr. Schultheis, over which he has voting and dispositive control,

•	12,639 shares held of record by Universal Funding over which Mr. Schultheis has joint voting and dispositive power;
•	1,760,667 shares held by Mr. Schultheis, and
•	562,500 shares of our common stock underlying Non-Qualified Options with exercise prices ranging from $0.35 to $5.25 per share.

The number of shares beneficially owned by Mr. Schultheis excludes options to purchase an aggregate of 437,500 shares of our common stock granted under the 2009 Plan at exercise prices ranging from $0.35 per share to $0.70 per share which vest between October 1, 2009 and March 1, 2011.  The number of shares offered by Mr. Schultheis includes options to purchase an aggregate of 500,000 shares of our common stock granted under the 2009 Plan at exercise prices ranging from $0.35 per share to $0.70 per share.

2           Mr. Tabin is a member of our Board of Directors, Secretary of our company and our Senior Vice President of Corporate Development.  The number of shares beneficially owned by Mr. Tabin includes:

•	962,500 shares of common stock held by Mr. Tabin,
•	12,639 shares held of record by Universal Funding over which Mr. Tabin has joint voting and dispositive power;
•	1,200,000 shares of common stock held of record by Silver Lake Capital Partners, Inc., a company owned by Mr. Tabin and over which he holds voting and dispositive control,
•	800,000 shares of common stock held in trust for his minor children, and
•	562,500 shares of our common stock underlying Non-Qualified Options with exercise prices ranging from $0.35 to $5.25 per share.

The number of shares beneficially owned by Mr. Tabin excludes options to purchase an aggregate of 437,500 shares of our common stock granted under the 2009 Plan at exercise prices ranging from $0.35 per share to $0.70 per share which vest between October 1, 2009 and March 1, 2011.  The number of shares offered by Mr. Tabin includes options to purchase an aggregate of 500,000 shares of our common stock granted under the 2009 Plan at exercise prices ranging from $0.35 per share to $0.70 per share.

3           Mr. Cohen is a member of our Board of Directors.  The number of shares beneficially owned by him includes:

•	9,751 shares underling common stock purchase warrants with an exercise price of $30.00 per share, and
•	375,000 shares of our common stock underlying Non-Qualified Options with exercise prices ranging from $0.35 to $5.25 per share.

The number of shares beneficially owned by Mr. Cohen excludes options to purchase an aggregate of 175,000 shares of our common stock granted under the 2009 Plan at exercise prices ranging from $0.35 per share to $0.70 per share which vest between October 1, 2009 and March 1, 2011.  The number of shares offered by Mr. Cohen includes options to purchase an aggregate of 200,000 shares of our common stock granted under the 2009 Plan at exercise prices ranging from $0.35 per share to $0.70 per share.

PLAN OF DISTRIBUTION

The information under this heading includes resales of shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws.

The shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices.  The selling security holders in connection with sales of securities may pay usual and customary, or specifically negotiated, brokerage fees or commissions.

The selling security holders may sell shares in one or more of the following methods, which may include crosses or block transactions:

•           through the "pink sheets", on the OTC Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, or through brokers, acting as principal or agent;

•           in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

•           through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of our company and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act of 1933 for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

We have advised the selling security holders that, at the time a resale of the shares is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Securities Exchange Act of 1934.  With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, a copy of which may be obtained upon request. The authorized capital stock of our company consists of 1,000,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.  At June 10, 2009 there were 8,285,032 shares of our common stock and no shares of our preferred stock issued and outstanding.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders.  Holders of common stock do not have cumulative voting rights.  Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.  In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders.  Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of VOIS without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the shareholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our shareholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. At present, we have no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

Transfer Agent

Our transfer agent is American Stock Transfer and Trust Company, 59 Maiden Lane, New York, New York 10038, and its telephone number is (212) 921-8124.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP, 2200 Corporate Boulevard, N.W., Boca Raton, Florida  33431.

EXPERTS

The audited balance sheet of VOIS as of September 30, 2008 and 2007, and the related audited statements of operations, changes in shareholders’ deficit and cash flow for the year ended September 30, 2008 and the nine months ended September 30, 2007, appearing in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission have been audited by Sherb & Co., LLP, independent auditors, as set forth in their report thereon and are incorporated by reference in reliance upon the authority of such firm as experts in auditing and accounting.

INDEMNIFICATION

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations.  Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

•	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,
•	deriving an improper personal benefit from a transaction,
•	voting for or assenting to an unlawful distribution, and
•	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The documents listed below are incorporated by reference in the registration statement.

•           Annual Report on Form 10-K for the year ended September 30, 2008,
•           Current Report on Form 8-K as filed on December 23, 2008,
•           Quarterly Report on Form 10-Q for the period ended December 31, 2008,
•           Current Report on Form 8-K as filed on March 24, 2009,
•           Current Report on Form 8-K as filed on April 23, 2009, and
•           Quarterly Report on Form 10-Q for the period ended March 31, 2009.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Written requests for such copies should be directed to Corporate Secretary, at 951 Yamato Road, Suite 201, Boca Raton, Florida  33431, telephone (561) 988-3882.

Item 4.	Description of Securities.

A description of the registrant's securities is set forth in the prospectus incorporated as a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations.  Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

•	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,
•	deriving an improper personal benefit from a transaction,
•	voting for or assenting to an unlawful distribution, and
•	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7.	Exemption From Registration Claimed.

Persons eligible to receive grants under the 2009 Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision.  The recipient must express an investment intent and, in the absence of registration under the Securities Act of 1933, consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

Item 8.	Exhibits.

Exhibit No.	Description
5.1	Opinion of Schneider Weinberger & Beilly LLP *
10.1	VOIS Inc. 2009 Equity Compensation Plan (1)
23.1	Consent of Sherb & Co., LLP *
23.2	Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1 hereof)

*           Filed herewith.

(1)           Incorporated by reference to the Current Report on Form 8-K as filed on April 23, 2009.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of an included in the registration statement as of the date it is first used after effectiveness.  :

The undersigned registration hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, e ach filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on June 11, 2009.

VOIS Inc.

By: /s/ Gary Schultheis
Gary Schultheis, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary Schultheis	CEO, President and Chairman, principal executive	June 11, 2009
Gary Schultheis	officer and principal accounting and financial officer

/s/ Herbert R. Tabin	Senior Vice President - Corporate Development,	June 11, 2009
Herbert R. Tabin	Secretary and director

/s/ Robert M. Cohen	Director	June 11, 2009
Robert M. Cohen